UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2009
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 6, 2009, Lions Gate Films, Inc. (“LGF”), a wholly-owned subsidiary of Lions Gate Entertainment Corp. (the “Company”) entered into an amendment of Employment Agreement (the “Amendment”) with Wayne Levin, the Company’s General Counsel and Executive Vice President of Corporate Operations. The Amendment amends the amended and restated employment agreement dated as of December 15, 2008 by and between LGF and Mr. Levin.
Pursuant to the Amendment, Mr. Levin’s term of employment was extended for an additional four-year term ending March 31, 2013 (subject to early termination as provided in his employment agreement), and his annual base salary was increased from $600,000 to $750,000 per annum.
Mr. Levin was also granted the following: (i) 200,000 time-vesting restricted share units, which vest in four equal annual installments on April 6, 2010, April 6, 2011, April 6, 2012 and March 29, 2013; (ii) 200,000 performance-vesting restricted share units, which vest in four equal annual installments on April 6, 2010, April 6, 2011, April 6, 2012 and March 29, 2013; (iii) 350,000 time-vesting share appreciation rights (“SARs”), which vest in four equal installments on April 6, 2010, April 6, 2011, April 6, 2012 and March 29, 2013; and (iv) 350,000 performance-vesting SARs, which vest in four equal annual installments on April 6, 2010, April 6, 2011, April 6, 2012 and March 29, 2013. The SARs entitle Mr. Levin to receive cash equal to the amount by which the trading price of the Company’s common shares on the exercise notice date exceeds the SARs’ price of $5.17, multiplied by the number of SARs exercised. The performance-vesting restricted share units and performance-vesting SARs are subject to satisfaction of certain performance targets approved by the Company’s Compensation Committee for the relevant period, or on a sliding scale basis in proportion to the performance targets met, if the Company performance targets have not been fully met for a particular year. The Committee may, in its sole discretion, provide for the vesting of any or all of the performance-based restricted share units and SARs as of a certain vesting date even if the applicable performance targets are not met. Additionally, if Mr. Levin is terminated without cause or a Change of Control (as defined in the Amendment) occurs, the restricted share units and SARs granted to him pursuant to the Amendment will immediately vest.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.64 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.64	Employment Agreement between Lions Gate Films, Inc. and Wayne Levin dated April 6, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2009	LIONS GATE ENTERTAINMENT CORP.

/s/ James Keegan

James Keegan
Chief Financial Officer

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